Exhibit 99.1

Battalion Oil Corporation Announces Second Quarter 2022 Financial and Operating Results

HOUSTON, TEXAS – August 8, 2022 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the second quarter 2022.

Key Highlights

●	First five wells of 2022 capital program put online during quarter and continued one-rig program with spudding of next three well pad
●	Disciplined capital program mitigating inflation and supply chain disruption
●	Outstanding performance in drilling and completion operations – fewer drilling days and higher pump efficiency than plan
●	Construction underway on recently announced stategic acid gas treating facility
●	Anticipate meaningful production and EBITDA growth in second half of 2022

Management Comments

Richard Little, the Company’s CEO, commented, “The second quarter was all about building momentum as we pivoted towards production and cash flow growth. The first five wells of our 2022 capital program were brought online this quarter and with that comes increased exposure to a strong commodity price environment. While we are yet to see a full quarter of production from these wells, we are encouraged by the early results and the potential they bring from a cash flow perspective.”

“We are also excited to have recently announced a landmark joint venture to develop a strategic acid gas treatment facility in Winkler County. This agreement is a critical piece of our story and is central to our strategy. Not only does it provide a comprehensive solution for our current and future gas processing needs, but it does so while significantly reducing our operating expenses, minimizing our capital exposure, and meaningfully reducing our environmental impact.”

Mr. Little continued, “With our development program still clipping along with record efficiency and our hedge book continuously improving as we aim to lock in returns, we expect to generate substantial EBITDA growth in the second half of the year as we exit 2022 having delivered meaningful growth in daily production.”

Results of Operations

Average daily net production and total operating revenue during the second quarter 2022 were 15,044 barrels of oil equivalent per day (“Boepd”) (49% oil) and $101.5 million, respectively, as compared to production and revenue of 15,571 Boepd (57% oil) and $64.4 million, respectively, during the second quarter 2021. The increase in revenues year-over-year is primarily attributable to an approximate $28.75 per Boe increase in average realized prices (excluding the impact of hedges).

Excluding the impact of hedges, Battalion realized 101% of the average NYMEX oil price during the second quarter of 2022. Realized hedge losses totaled approximately $44.7 million during the second quarter 2022.

Lease operating and workover expense was $9.71 per Boe in the second quarter of 2022 and $7.72 per Boe in the second quarter of 2021. Adjusted G&A was $2.90 per Boe in the second quarter of 2022 compared to $2.69 per Boe in the second quarter of 2021 (see Selected Operating Data table for additional information).

The Company reported net income to common stockholders for the second quarter of 2022 of $13.0 million and net income per diluted share of $0.79. After adjusting for selected items, the Company reported an adjusted net loss to common stockholders for the second quarter of 2022 of $0.2 million, or an adjusted net loss of $0.01 per diluted share (see Selected Item Review and Reconciliation for additional information). Adjusted EBITDA during the quarter ended June 30, 2022, was $18.2 million as compared to $14.1 million during the quarter ended June 30, 2021 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of June 30, 2022, the Company had $220.0 million of indebtedness outstanding, approximately $1.3 million of letters of credit outstanding and up to $15.0 million in delayed draw term loans available to be drawn under our Term Loan Agreement. Total liquidity on June 30, 2022, inclusive of $43.6 million of cash and cash equivalents, was $58.6 million.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, August 9, 2022, at 10:00 a.m. Central Time. To access the live conference call, local participants may dial +1 646-828-8193. All other participants may dial (888) 220-8474 for toll free. The confirmation code for the live conference call is 1239325. The live conference call will also be available through the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab. The replay for the event will be available on the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Director, Finance & Investor Relations

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$73,944	$51,935	$136,468	$93,205
Natural gas	14,759	5,317	23,640	14,404
Natural gas liquids	12,587	6,851	22,590	11,760
Total oil, natural gas and natural gas liquids sales	101,290	64,103	182,698	119,369
Other	221	263	415	515
Total operating revenues	101,511	64,366	183,113	119,884

Operating expenses:
Production:
Lease operating	11,909	10,169	23,433	19,636
Workover and other	1,383	767	2,248	1,327
Taxes other than income	5,372	2,912	10,323	6,104
Gathering and other	15,869	14,331	31,124	27,502
General and administrative	4,588	4,031	9,573	8,858
Depletion, depreciation and accretion	12,601	11,249	22,821	21,844
Total operating expenses	51,722	43,459	99,522	85,271
Income (loss) from operations	49,789	20,907	83,591	34,613

Other income (expenses):
Net gain (loss) on derivative contracts	(31,910)	(53,089)	(155,768)	(98,800)
Interest expense and other	(4,832)	(1,747)	(7,520)	(3,117)
Total other income (expenses)	(36,742)	(54,836)	(163,288)	(101,917)
Income (loss) before income taxes	13,047	(33,929)	(79,697)	(67,304)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$13,047	$(33,929)	$(79,697)	$(67,304)

Net income (loss) per share of common stock:
Basic	$0.80	$(2.09)	$(4.88)	$(4.14)
Diluted	$0.79	$(2.09)	$(4.88)	$(4.14)
Weighted average common shares outstanding:
Basic	16,338	16,268	16,320	16,250
Diluted	16,510	16,268	16,320	16,250

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$43,640	$46,864
Accounts receivable, net	53,002	36,806
Assets from derivative contracts	6,146	1,383
Restricted cash	135	1,495
Prepaids and other	927	1,366
Total current assets	103,850	87,914
Oil and natural gas properties (full cost method):
Evaluated	632,004	569,886
Unevaluated	64,760	64,305
Gross oil and natural gas properties	696,764	634,191
Less - accumulated depletion	(362,257)	(339,776)
Net oil and natural gas properties	334,507	294,415
Other operating property and equipment:
Other operating property and equipment	4,045	3,467
Less - accumulated depreciation	(1,027)	(1,035)
Net other operating property and equipment	3,018	2,432
Other noncurrent assets:
Assets from derivative contracts	3,972	2,515
Operating lease right of use assets	539	721
Other assets	3,329	2,270
Total assets	$449,215	$390,267

Current liabilities:
Accounts payable and accrued liabilities	$97,334	$62,826
Liabilities from derivative contracts	91,750	58,322
Current portion of long-term debt	15,000	85
Operating lease liabilities	377	369
Asset retirement obligations	401	—
Total current liabilities	204,862	121,602
Long-term debt, net	188,372	181,565
Other noncurrent liabilities:
Liabilities from derivative contracts	58,138	7,144
Asset retirement obligations	11,686	11,896
Operating lease liabilities	162	352
Other	1,408	4,003
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,337,910 and 16,273,913 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	332,766	332,187
Retained earnings (accumulated deficit)	(348,181)	(268,484)
Total stockholders' equity	(15,413)	63,705
Total liabilities and stockholders' equity	$449,215	$390,267

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$13,047	$(33,929)	$(79,697)	$(67,304)
Depletion, depreciation and accretion	12,601	11,249	22,821	21,844
Stock-based compensation, net	473	485	857	1,079
Unrealized loss (gain) on derivative contracts	(12,837)	34,817	78,201	70,869
Amortization of deferred loan costs	908	—	1,807	—
(Gain) loss on sale of other assets	(96)	—	(96)	—
Reorganization items	—	—	(744)	—
Accrued settlements on derivative contracts	1,843	2,404	14,652	6,972
Change in fair value of Change of Control Call Option	(563)	—	(2,595)	—
Other income (expense)	—	(170)	—	(287)
Cash flows from operations before changes in working capital	15,376	14,856	35,206	33,173
Changes in working capital	910	886	(6,873)	(4,073)
Net cash provided by (used in) operating activities	16,286	15,742	28,333	29,100

Cash flows from investing activities:
Oil and natural gas capital expenditures	(35,693)	(23,801)	(51,377)	(37,593)
Proceeds received from sale of oil and natural gas properties	—	(150)	—	926
Other operating property and equipment capital expenditures	(545)	—	(705)	—
Proceeds received from sale of other operating property and equipment	96	—	96	—
Funds held in escrow and other	—	1	—	(2)
Net cash provided by (used in) investing activities	(36,142)	(23,950)	(51,986)	(36,669)

Cash flows from financing activities:
Proceeds from borrowings	20,000	66,000	20,000	82,000
Repayments of borrowings	—	(58,000)	(85)	(77,000)
Debt issuance costs	—	—	(379)	—
Other	(6)	(5)	(467)	(268)
Net cash provided by (used in) financing activities	19,994	7,995	19,069	4,732

Net increase (decrease) in cash, cash equivalents and restricted cash	138	(213)	(4,584)	(2,837)

Cash, cash equivalents and restricted cash at beginning of period	43,637	1,671	48,359	4,295
Cash, cash equivalents and restricted cash at end of period	$43,775	$1,458	$43,775	$1,458

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Production volumes:
Crude oil (MBbls)	674	805	1,344	1,524
Natural gas (MMcf)	2,355	2,055	4,670	4,188
Natural gas liquids (MBbls)	303	270	576	485
Total (MBoe)	1,369	1,417	2,698	2,707
Average daily production (Boe/d)	15,044	15,571	14,906	14,956

Average prices:
Crude oil (per Bbl)	$109.71	$64.52	$101.54	$61.16
Natural gas (per Mcf)	6.27	2.59	5.06	3.44
Natural gas liquids (per Bbl)	41.54	25.37	39.22	24.25
Total per Boe	73.99	45.24	67.72	44.10

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(58.03)	$(22.55)	$(52.35)	$(18.13)
Natural gas (per Mcf)	(2.39)	(0.06)	(1.54)	(0.07)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(32.69)	(12.89)	(28.75)	(10.32)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$51.68	$41.97	$49.19	$43.03
Natural gas (per Mcf)	3.88	2.53	3.52	3.37
Natural gas liquids (per Bbl)	41.54	25.37	39.22	24.25
Total per Boe	41.30	32.35	38.97	33.78

Average cost per Boe:
Production:
Lease operating	$8.70	$7.18	$8.69	$7.25
Workover and other	1.01	0.54	0.83	0.49
Taxes other than income	3.92	2.06	3.83	2.25
Gathering and other	11.59	10.11	11.54	10.16
General and administrative, as adjusted (1)	2.90	2.69	3.09	2.95
Depletion	9.07	7.77	8.33	7.89

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.36	$2.84	$3.55	$3.27
Stock-based compensation:
Non-cash	(0.35)	(0.34)	(0.32)	(0.40)
Non-recurring charges and other:
Cash	(0.11)	0.19	(0.14)	0.08
General and administrative, as adjusted(2)	$2.90	$2.69	$3.09	$2.95

Total operating costs, as reported	$28.58	$22.73	$28.44	$23.42
Total adjusting items	(0.46)	(0.15)	(0.46)	(0.32)
Total operating costs, as adjusted(3)	$28.12	$22.58	$27.98	$23.10

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
As Reported:
Net income (loss), as reported	$13,047	$(33,929)	$(79,697)	$(67,304)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(11,939)	$31,591	$70,962	$66,402
Natural gas	(898)	3,226	7,239	4,467
Total mark-to-market non-cash charge	(12,837)	34,817	78,201	70,869
Change in fair value of Change of Control Call Option	(562)	—	(2,594)	—
Rig termination and stacking charges	—	—	—	—
Non-recurring charges and other	149	(273)	366	(221)
Selected items, before income taxes	(13,250)	34,544	75,973	70,648
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(13,250)	34,544	75,973	70,648

As Adjusted:
Net income (loss), excluding selected items (1)	$(203)	$615	$(3,724)	$3,344

Basic net income (loss) per common share, as reported	$0.80	$(2.09)	$(4.88)	$(4.14)
Impact of selected items	(0.81)	2.13	4.65	4.35
Basic net income (loss) per common share, excluding selected items (1)	$(0.01)	$0.04	$(0.23)	$0.21

Diluted net income (loss) per common share, as reported	$0.79	$(2.09)	$(4.88)	$(4.14)
Impact of selected items	(0.80)	2.13	4.65	4.34
Diluted net income (loss) per common share, excluding selected items (1)(2)	$(0.01)	$0.04	$(0.23)	$0.20

Net cash provided by (used in) operating activities	$16,286	$15,742	$28,333	$29,100
Changes in working capital	(910)	(886)	6,873	4,073
Cash flows from operations before changes in working capital	15,376	14,856	35,206	33,173
Cash components of selected items	(1,694)	(2,677)	(13,542)	(7,193)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$13,682	$12,179	$21,664	$25,980

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	The impact of selected items for the three and six months ended June 30, 2022 were calculated based upon weighted average diluted shares of 16.3 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the three and six months ended June 30, 2021 were calculated based upon weighted average diluted shares of 16.4 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income (loss), as reported	$13,047	$(33,929)	$(79,697)	$(67,304)
Impact of adjusting items:
Interest expense	5,394	1,838	10,115	3,334
Depletion, depreciation and accretion	12,601	11,249	22,821	21,844
Stock-based compensation	473	485	857	1,079
Interest income	(1)	(84)	(1)	(209)
Unrealized loss (gain) on derivatives contracts	(12,837)	34,817	78,201	70,869
Change in fair value of Change of Control Call Option	(562)	-	(2,594)	—
Non-recurring charges and other	53	(275)	270	(227)
Adjusted EBITDA(1)	$18,168	$14,101	$29,972	$29,386

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Net income (loss), as reported	$13,047	$(92,744)	$25,935	$13,052
Impact of adjusting items:
Interest expense	5,394	4,721	3,215	1,904
Depletion, depreciation and accretion	12,601	10,220	12,679	10,885
Stock-based compensation	473	384	450	481
Interest income	(1)	—	(1)	(3)
Loss (gain) on extinguishment of debt	—	—	122	(2,068)
Unrealized loss (gain) on derivatives contracts	(12,837)	91,038	(21,332)	(1,816)
Change in fair value of Change of Control Call Option	(562)	(2,032)	—	—
Non-recurring charges (credits) and other	53	217	(718)	559
Adjusted EBITDA(1)	$18,168	$11,804	$20,350	$22,994

Adjusted LTM EBITDA(1)	$73,316

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net income (loss), as reported	$(33,929)	$(33,375)	$(63,757)	$(153,125)
Impact of adjusting items:
Interest expense	1,838	1,496	1,853	1,964
Depletion, depreciation and accretion	11,249	10,595	13,886	15,755
Full cost ceiling impairment	—	-	26,702	128,336
Stock-based compensation	485	594	785	620
Interest income	(84)	(125)	(171)	(273)
Unrealized loss (gain) on derivatives contracts	34,817	36,052	30,172	21,128
Non-recurring charges (credits) and other	(275)	48	(658)	210
Adjusted EBITDA(1)(2)	$14,101	$15,285	$8,812	$14,615

Adjusted LTM EBITDA(1)(2)	$52,813

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	Adjusted EBITDA for the three months ended September 30, 2020 includes approximately $6.6 million of net proceeds from hedge monetizations that occurred during the period.